Exhibit 99.1

VANDA RECEIVES NEGATIVE OPINION FROM CHMP ON FANAPTUM™ FOR THE TREATMENT OF SCHIZOPHRENIA

WASHINGTON, December 13, 2012 /PRNewswire/— Vanda Pharmaceuticals Inc. (NASDAQ:VNDA), announced today that the European Medicines Agency’s (EMA) Committee for Medicinal Product for Human Use (CHMP) has issued a negative opinion recommending against approval of Fanaptum™ (oral iloperidone tablets) for the treatment of schizophrenia in adult patients in the European Union. The CHMP was of the opinion that the benefits of Fanaptum™ did not outweigh its risks and recommended against marketing authorization at this point in time. Vanda intends to appeal this opinion and request a re-examination of the decision by the CHMP.

About Vanda Pharmaceuticals Inc.:

Vanda Pharmaceuticals Inc. is a biopharmaceutical company focused on the development and commercialization of products for the treatment of central nervous system disorders. For more on Vanda, please visit http://www.vandapharma.com.

Company Contact:

Cristina Murphy

Senior Communications Manager

Vanda Pharmaceuticals Inc.

(202) 734-3414

cristina.murphy@vandapharma.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Various statements in this release are “forward-looking statements” under the securities laws. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “project,” “target,” “goal,” “likely,” “will,” “would,” and “could,” or the negative of these terms and similar expressions or words, identify forward-looking statements. Forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions and uncertainties. Important factors that could cause actual results to differ materially from those reflected in the company’s forward-looking statements include, among others: the inability to reach agreement with the FDA regarding Vanda’s regulatory approval strategy or proposed path to approval for tasimelteon; the failure of Vanda’s clinical trials to demonstrate the safety and/or efficacy of tasimelteon in the treatment of Non-24-Hour Disorder or Major Depressive Disorder; Vanda’s failure to obtain regulatory approval for its products, product candidates or partnered products or to comply with ongoing regulatory requirements; the extent and effectiveness of the development, sales and marketing and distribution support Fanapt® receives; Vanda’s ability to successfully commercialize Fanapt® outside of the U.S. and Canada; delays in the completion of Vanda’s and its partners’ clinical trials; a failure of Vanda’s products, product candidates or partnered products to be demonstrably safe and effective; a lack of acceptance of Vanda’s products, product candidates or partnered products in the marketplace, or a failure to become or remain profitable; Vanda’s expectations regarding trends with respect to its revenues, costs, expenses and liabilities; Vanda’s inability to obtain the capital necessary to fund additional research and development activities; Vanda’s failure to identify or obtain rights to new products or product candidates; Vanda’s failure to develop or obtain sales, marketing and distribution resources and expertise or to otherwise manage its growth; limitations on Vanda’s ability to utilize some or all of its prior net operating losses and research and development credits; a loss of any of Vanda’s key scientists or management personnel; losses incurred from product liability claims made against Vanda; a loss of rights to develop and commercialize Vanda’s products or product candidates under its license and sublicense agreements and other factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Vanda’s annual report on Form 10-K for the fiscal year ended December 31, 2011 which is on file with the SEC and available on the SEC’s website at www.sec.gov. In addition to the risks described above and in Vanda’s annual report on Form 10-K and quarterly reports on Form 10-Q, other unknown or unpredictable factors also could affect Vanda’s results. There can be no assurance that the actual results or developments anticipated by Vanda will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Vanda. Therefore, no assurance can be given that the outcomes stated in such forward-looking statements and estimates will be achieved.

All written and verbal forward-looking statements attributable to Vanda or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein. Vanda cautions investors not to rely too heavily on the forward-looking statements Vanda makes or that are made on its behalf. The information in this release is provided only as of the date of this release, and Vanda undertakes no obligation, and specifically declines any obligation, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.